January 15, 1998

Mr. Jerry Swon, President
PROFORMIX SYSTEMS, INC.
50 Tannery Road
Branchburg, New Jersey 08876

Re: Employment Agreement

Dear Mr. Swon:

      This letter will set forth our agreement regarding the provision of services by the undersigned to Proformix Systems, Inc. (the "Company") and the payment therefore by the Company.

      In consideration of the undersigned serving as the Company's Director of Strategic Business Development for the period commencing on 1/1/98 and ending 5/31/98, the undersigned shall receive 100,000 shares of the Company's common shares of stock to be registered by the Company as soon as may be practicable pursuant to Form S-8 Registration Statement. Except for the foregoing, the undersigned shall not receive any additional compensation for such services which in all cases such services shall automatically terminate on May 31, 1998.

      If the forgoing properly reflects our understanding, please so indicate and date this agreement in the space provided below and return one fully execute copy for my files. After the counter-execution of this Agreement, kindly issue and forward the necessary Company stock certificates as recited above.

      An additional copy of this agreement is enclosed for your convenience.

                                               Very truly yours,


                                               BY: /s/ Bruce Deichl
                                                  ------------------------------
                                                  Bruce Deichl

AGREED AND ACCEPTED BY
PROFORMIX SYSTEMS, NC.


BY:/s/ Jerry Swon
   -------------------------------
   Jerry Swon, President

Dated: 1/16/98